UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

77 W. Wacker Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

(312) 997-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The original 8-K issued on March 20, 2008 inadvertently included incorrect estimates for the Company’s first quarter 2008 mainline operating expense per ASM and fuel expense & cost of third party sales - UAFC per ASM in the Non-GAAP To GAAP Reconciliations. This corrected version reflects the Company’s actual estimates.

Non-GAAP To GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence.  The Company also believes that adjusting for special items is useful to investors because they are non-recurring charges not indicative of the Company’s on-going performance.

	Three Months Ending March 31,
	2008 Estimate		2007	Year-over-Year
Operating expense per ASM - CASM (cents)	Low	High	Actual	% Change
Mainline operating expense(1)	12.59	12.62	10.93	15.2%	15.5%
Less: fuel expense & cost of third party sales - UAFC(1)	(4.44)	(4.44)	(3.09)	43.7%	43.7%
Mainline excluding fuel & UAFC	8.15	8.18	7.84	4.0%	4.3%
Add: income from special items	—	—	0.07	—	—
Mainline excluding fuel, UAFC and special items	8.15	8.18	7.91	3.0%	3.5%

(1)The original 8-K issued on March 20, 2008 inadvertently included incorrect estimates for the company’s first quarter 2008 mainline operating expense per ASM and fuel expense & cost of third party sales - UAFC per ASM in the Non-GAAP To GAAP Reconciliations. This corrected version reflects the company’s actual estimates.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included herein are forward-looking and thus reflect the company’s current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the operations and business environment of the company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the company’s ability to comply with the terms of its credit facility; the costs and availability of financing; the company’s ability to execute its business plan; the company’s ability to realize benefits from its resource optimization efforts and cost reduction initiatives; the company’s ability to use its net operating losses; the company’s ability to attract, motivate and/or retain key employees; the company’s ability to attract and retain customers; demand for transportation in the markets in which the company operates; general economic conditions (including interest rates, foreign currency exchange rates, crude oil prices and energy refining capacity in relevant markets); the effects of any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs of jet fuel; our ability to cost-effectively hedge against increases in the price of jet fuel; the costs associated with security measures and practices; labor costs; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or our competitors; U.S. or foreign governmental legislation, regulation and other actions, including open skies agreements; the ability of the company to maintain satisfactory labor relations and our ability to avoid any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth from time to time in UAL’s reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the company that such matters will be realized. The company disclaims any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

	By:	/s/ Frederic F. Brace
	Name:	Frederic F. Brace
	Title:	Executive Vice President and
Chief Financial Officer

Date: March 20, 2008